UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 16, 2019)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting there were present in person or represented by proxy 110,697,244 shares of the Company’s common stock, which represented approximately 93.0% of the 119,067,887 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected ten directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) approved on an advisory basis the compensation of the Company’s named executive officers. The number of votes “For”, “Against” and “Abstain,” as well as the number of broker non-votes, for each proposal were as set forth below.

Proposal 1: The eleven nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	91,731,723	2,151,912	213,899	16,599,710
Robert J. Dennis	43,951,801	49,933,646	212,087	16,599,710
Mark A. Emkes	74,677,336	19,205,970	214,228	16,599,710
Damon T. Hininger	92,471,326	1,412,951	213,257	16,599,710
Stacia A. Hylton	74,683,361	19,202,003	212,170	16,599,710
Harley G. Lappin	90,828,992	3,050,630	217,912	16,599,710
Anne L. Mariucci	92,433,775	1,453,222	210,537	16,599,710
Thurgood Marshall, Jr.	74,627,305	19,298,272	171,957	16,599,710
Devin I. Murphy	92,697,031	1,188,211	212,292	16,599,710
Charles L. Overby	70,164,286	23,718,190	215,058	16,599,710
John R. Prann, Jr.	91,804,999	2,074,130	218,405	16,599,710

Accordingly, Ms. Alvarado, Mr. Emkes, Mr. Hininger, Ms. Hylton, Mr. Lappin, Ms. Mariucci, Mr. Marshall, Mr. Murphy, Mr. Overby and Mr. Prann were elected to serve until the Company’s 2020 Annual Meeting of Stockholders and until their respective successor is duly qualified and elected.

Mr. Dennis did not receive a majority of the votes cast at the Annual Meeting and, in accordance with the Company’s Ninth Amended and Restated Bylaws, tendered his resignation to the Board, with the effectiveness of such resignation being conditioned on the Board’s acceptance of such resignation. The Company believes that Mr. Dennis’s failure to receive the support of a majority of votes cast for his reelection was due to his service as the Chief Executive Officer and director of a publicly traded company, his service on the Board and his service on the board of directors of one additional publicly traded company, which resulted in a concern among shareholders holding a significant number of shares of the Company’s common stock. The Board will consider Mr. Dennis’ tendered resignation, as well as the recommendation of the Company’s Nominating and Governance Committee regarding whether to accept or reject the tendered resignation, or whether other action is recommended, and, no later than August 14, 2019 (90 days from the date of certification of the election results), the Company will publicly disclose the decision of the Board as to whether to accept or reject the tendered resignation and the rationale behind such decision through the filing of a Current Report on Form 8-K.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
108,754,318	1,757,555	185,371	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
91,985,181	1,743,803	368,550	16,599,710

Item 8.01	Other Events.

During the Annual Meeting the Company announced that, following discussions with the Service Employees International Union (“SEIU”) regarding SEIU’s stockholder proposal to incorporate respect for inmate and detainee human rights into the Company’s incentive compensation arrangements for senior executives, the Company has decided to adopt the stockholder proposal submitted by SEIU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2019	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer